As filed with the Securities and Exchange Commission on March 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3156448
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1800 114th Avenue S.E.

Bellevue, Washington 98004

(425) 943-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald R. Rench

Vice President, General Counsel and Corporate Secretary

Coinstar, Inc.

1800 114th Avenue S.E.

Bellevue, Washington 98004

(425) 943-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Bor

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to Be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value	172,440	(3)	$23.79	$4,102,348	$482.85

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares of common stock that may be issued as a result of stock splits, stock dividends or similar events.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the common stock of Coinstar, Inc. on March 9, 2005, as reported on the Nasdaq Stock Market.

(3)	Includes 52,641 shares issued in connection with the closing of the Company’s acquisition of Mundo Communications Network, Inc. and up to 119,799 shares to be issued if the acquired business meets certain financial targets prior to the end of a twelve-month period beginning March 8, 2005. The number of contingent shares is estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices for the common stock of Coinstar, Inc. on March 9, 2005, as reported on the Nasdaq Stock Market. The number of contingent shares may vary.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 15, 2005

Coinstar, Inc.

172,440 Shares

Common Stock

This prospectus relates to the public offering of up to 172,440 shares of our common stock by the selling shareholders identified on page 2 of this prospectus. The selling shareholders acquired the shares from us in connection with our acquisition of Mundo Communications Network, Inc., which was owned by the selling shareholders.

We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. The selling shareholders will bear all sales commissions and similar expenses. All other expenses in connection with this registration will be borne by us.

Our common stock is traded on the Nasdaq Stock Market under the symbol “CSTR.” On March 9, 2005 the last reported sale price of the common stock was $23.33 per share.

See the risk factors incorporated by reference into this prospectus to read about certain factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2005

COINSTAR, INC.

The following summary should be read in conjunction with the other information contained or incorporated by reference in this prospectus. Read this prospectus carefully, especially the risk factors incorporated by reference herein.

We own and operate the only multi-national fully automated network of self-service coin-counting machines across the United States, in Canada and in the United Kingdom. We also own and operate skill-crane machines and bulk vending machines in the United States. We also offer a range of electronic payment (“e-payment”) services such as stored value cards, payroll cards, prepaid MasterCard® cards and prepaid wireless products at point-of-sale terminals, stand-alone e-payment kiosks and e-payment enabled coin-counting machines in drugstores, universities, shopping malls, supermarkets and convenience stores in the United States and the United Kingdom.

We are headquartered in Bellevue, Washington, where we maintain most of our sales, marketing, research and development, testing and customer service operations and administration. In addition, our main entertainment services office is located in Louisville, Colorado. We were incorporated in Delaware on October 12, 1993.

On March 8, 2005, we acquired Mundo Communications, Inc. The consideration for this transaction included 52,641 shares of our common stock which were issued to the selling shareholders at closing. We refer to these shares as closing shares. In addition, the selling shareholders may earn up to $2,850,000 in aggregate (less certain expenses) paid in shares of common stock at a price per share to be determined on February 28, 2006, if certain financial objectives are met. Based on the average of the high and low prices for our common stock on March 9, 2004 on the Nasdaq Stock Market, the maximum number of additional shares that would be issued would be 119,799. We refer to these shares as contingent shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “propose” or “continue,” the negative of these terms or other terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the risk factors listed in our periodic reports which are incorporated by reference herein. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on our forward-looking statements, which apply only as of the date of this prospectus. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results except as required by law.

USE OF PROCEEDS

The proceeds from the sale of the common stock offered in this prospectus are solely for the account of the selling shareholders. We will not receive any of the proceeds from such sale.

SELLING SHAREHOLDERS

The following table sets forth information regarding the number of shares of our common stock beneficially owned by the selling shareholders as of March 8, 2005. The selling shareholders received their shares of common stock in connection with our acquisition of Mundo Communications Network, Inc. The selling shareholders do not own more than one percent of our outstanding common stock nor have the selling stockholders had a material relationship with us within the past three years, except that certain selling shareholders have become non-officer employees of one of our subsidiaries. No estimate can be given as to the amount of our common stock that will be beneficially owned by the selling shareholders after completion of this offering because the selling shareholders may offer all, some or none of the shares of our common stock beneficially owned by them. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below.

Name	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Registered Herein
Hilda and Manuel Chavallo(1)	57,480	57,480
Beth and Tim Haggett(2)	57,480	57,480
Elaine and Erin Thornton(3)	57,480	57,480

(1) Includes (i) 17,547 closing shares beneficially owned by the Chavallos as of March 8, 2005 and (ii) up to 39,993 contingent shares.

(2) Includes (i) 17,547 closing shares beneficially owned by the Haggetts as of March 8, 2005 and (ii) up to 39,993 contingent shares.

(3) Includes (i) 17,547 closing shares beneficially owned by the Thorntons as of March 8, 2005 and (ii) up to 39,993 contingent shares.

PLAN OF DISTRIBUTION

We are registering all 172,440 shares on behalf of the selling shareholders. The “selling shareholders,” as used herein, includes any of their pledgees, assignees, transferees and successors-in-interest. The selling shareholders may, from time-to-time, sell any or all of their shares of common stock on the Nasdaq Stock Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders will act independently from us in making decisions with respect to the timing, manner and size of each sale. We cannot guarantee that the selling shareholders will sell any or all of these shares. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	an agreement between one or more of the selling shareholders and one or more broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with sales of such shares or otherwise, the selling shareholders may enter into hedging transactions in the course of which broker-dealers may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities with broker-dealers. The selling shareholders also may sell our common stock short and deliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus, as supplemented or amended, to reflect such transaction. The selling shareholders also may loan or pledge the shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors-in-interest as selling shareholders under this prospectus. The selling shareholders may also transfer the shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as an agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling shareholders may agree to indemnify any agent, broker or dealer that participates in transactions involving the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, a prospectus supplement, if required, will be delivered. Such prospectus supplement will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other items constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer and the proposed sales price to the public.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

We have the right, upon written notice to the selling shareholders, to require the selling shareholders to suspend open market offers and sales of the shares in certain circumstances.

The selling shareholders and other persons participating in the sale or distribution of the shares will be subject to the provisions of the Exchange Act and its associated rules and regulations. Regulation M of the Exchange Act may limit the timing of purchases and sales of the shares by the selling shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for a period of up to five business days before the distribution.

VALIDITY OF COMMON STOCK

Certain legal matters in connection with the common stock offered by this prospectus have been passed upon for us by Perkins Coie LLP, Seattle, Washington.

EXPERTS

The consolidated financial statements of Coinstar, Inc. and subsidiaries as of December 31, 2004 and 2003, and for the two years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, contains an explanatory paragraph that states that the Company acquired ACMI Holdings, Inc. and its subsidiary American Coin Merchandising, Inc. (collectively referred to as ACMI) during 2004, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, ACMI’s internal control over financial reporting associated with total assets of $263.7 million and total revenues of $111.1 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2004. The audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of ACMI.

The consolidated financial statements for the year ended December 31, 2002 incorporated in this prospectus by reference from Coinstar, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of ACMI Holdings, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2003 and the eleven months ended December 31, 2002 and the consolidated statements of operations, stockholders’ equity, and cash flows of American Coin Merchandising, Inc. and subsidiary for the one-month ended January 31, 2002 and the year ended December 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements of ACMI Holdings, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2003 and the eleven months ended December 31, 2002 and the consolidated statements of operations, stockholders’ equity, and cash flows of American Coin Merchandising, Inc. and subsidiary for the one-month ended January 31, 2002 and the year ended December 31, 2001 refers to the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 46R Consolidation of Variable Interest Entities (revised December 2003) — an Interpretation of ARB No. 51 for all periods presented and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective on January 1, 2002.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.

In addition, copies of these reports and other information may be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended. This prospectus supplement does not contain all the information in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, as amended, including exhibits, at the SEC’s public reference facilities or website. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information included in documents that we have previously filed or may in the future file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus supplement, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

•	our annual report on Form 10-K for the year ended December 31, 2004;

•	our current reports on Form 8-K filed on January 20, 2005, February 7, 2005 and February 11, 2005;

•	our current report on Form 8-K/A filed on September 20, 2004; and

•	the description of the common stock in our registration statement on Form 8-A filed on May 12, 1997, including any amendments or reports filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits, free of charge by contacting our investor relations department at our principal offices, which are located at 1800 114th Avenue S.E., Bellevue, Washington 98004, telephone number (425) 943-8000.

Part II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts payable, by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$483
Legal fees and expenses	$5,000
Accounting fees and expenses	$20,145

Miscellaneous fees and expenses	$2,000

Total	$27,628

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that (1) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (3) the rights conferred in the amended and restated bylaws are not exclusive.

The Registrant has entered into indemnification agreements with certain of its officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in its amended and restated certificate of incorporation and its amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The indemnification provision in the Registrant’s amended and restated certificate of incorporation, the amended and restated bylaws and the indemnity agreements entered into between the Registrant and certain of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act. The Registrant has also obtained directors’ and officers’ liability insurance.

Item 16. Exhibits

Exhibit Number	Description

4.7	Statement of Registration Rights

5.1	Opinion of Perkins Coie LLP

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of KPMG LLP, independent registered public accounting firm

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.4	Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 17. Undertakings

A.	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bellevue, State of Washington, on March 15, 2005.

COINSTAR, INC.

By:	/s/ David W. Cole
Name:	David W. Cole
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes, appoints and authorizes David W. Cole and Brian V. Turner, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 15, 2005.

SIGNATURE	TITLE

/s/ David W. Cole David W. Cole	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brian V. Turner Brian V. Turner	Chief Financial Officer (Principal Financial Officer)

/s/ Richard C. Deck Richard C. Deck	Chief Accounting Officer

/s/ Keith D. Grinstein Keith D. Grinstein	Chairman of the Board

/s/ Deborah L. Bevier Deborah L. Bevier	Director

/s/ David M. Eskenazy David M. Eskenazy	Director

/s/ Robert D. Sznewajs Robert D. Sznewajs	Director

/s/ Ronald B. Woodard Ronald B. Woodard	Director

EXHIBIT INDEX

Exhibit Number	Description

4.7	Statement of Registration Rights

5.1	Opinion of Perkins Coie LLP

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of KPMG LLP, independent registered public accounting firm

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.4	Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)